EXHIBIT 23
Consent of Experts


INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Altair International, Inc. on Form S-3 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Altair International, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/S/ DELOITTE & TOUCHE LLP
    ---------------------
    DELOITTE & TOUCHE LLP

    Salt Lake City, Utah
    June 10, 2002

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